Exhibit 99.1

Kun Peng International Ltd. Announces 1-for-10 Reverse Stock Split

BEIJING, CHINA, May 29, 2026 — Kun Peng International Ltd. (OTCQB: KPEA) (the “Company”) announced today that a 1-for-ten (1:10) reverse split of its $0.0001 par value common stock (the “Reverse Stock Split”), which was approved by its Board of Directors and its shareholders on January 20, 2026, will be effective in the marketplace as of June 2, 2026. The Reverse Stock Split will decrease the Company’s issued and outstanding shares of common stock from 400,000,000 shares to approximately 40,000,000 shares. The Board of Directors and shareholders also approved an amendment to the Company’s Articles of Incorporation to decrease the total authorized shares of the Company’s common stock from 1,000,000,000 to 100,000,000 shares and to increase the par value of the common stock from $0.0001 to $0.001.

The Reverse Stock Split was approved by written consent of the Board of Directors and of the holders of approximately 85.4% of the Company’s issued and outstanding shares of common stock. The written consents also approved an amendment to the Company’s Articles of Incorporation to effect the Reverse Stock Split. No further approval of the Company’s stockholders was required to approve the Reverse Stock Split or the amendment of the Company’s Articles of Incorporation.

No fractional shares will be issued as a result of the Reverse Stock Split. Any fractional shares resulting from the Reverse Stock Split will be rounded up to the nearest whole share.

The Company’s common stock will begin trading on a Reverse Stock Split-adjusted basis on the OTC Market at the opening of trading on June 2, 2026. The Company’s trading symbol will remain “KPEA.” Following the Reverse Stock Split, the CUSIP number for the Company’s common stock will be 12672T 207.

The Company’s transfer agent, Transhare Corporation, will serve as the exchange agent for the Reverse Stock Split. Registered stockholders holding pre-Reverse Stock Split shares of the Company’s common stock electronically in book-entry form are not required to take any action to receive post-Reverse Stock Split shares. Those stockholders who hold their shares in brokerage accounts or in “street name” will have their positions automatically adjusted to reflect the Reverse Stock Split, subject to each brokers’ particular processes, and will not be required to take any action in connection with the Reverse Stock Split.

About Kun Peng International Ltd.

The Company distributes preventive health care and wellness products in China through its mobile and online e-commerce platforms. To promote awareness of preventive health care among the vast population of the PRC, we serve our customers through our mobile (King Eagle Mall) platform and through our online platform, Kun Zhi Jian and Kun Zhi Jian Mini Program. Our mobile social e-commerce platform, King Eagle Mall, promotes preventive health care products and services as our core business. It adopts the S (supplier) and B (platform) working together to provide C (customer) (“S2B2C”) business model and integrates many major health care products and services. King Eagle Mall’s products are divided into two sectors: self-operated products and strictly selected products which promote preventive health care. Our major products include health care products such as dietary supplements, nutritional health foods, beauty cosmeceuticals, and other categories (for instance, milk powder, dried fruits) health foods for supporting the cardiovascular system, and bone joint health. We offer collagen peptides, probiotics, and health foods for improving blood circulation and vein health, as well as household products which can promote and improve a healthier lifestyle for our members.

Our online platform, Kun Zhi Jian, which was introduced and implemented in October 2022, focuses on promoting and selling physiotherapy equipment and our own brand of preventive health care and health related household products to wholesalers and retailers. In the platform’s initial phase, we sold thermal therapy cabins to wholesalers. Currently, we promote and sell other physiotherapy equipment, our own brand, and other popular brands of health care related products on this platform.

In November 2023, we launched Kun Zhi Jian’s Mini Program, which is composed of three areas: physiotherapy equipment, a customer service center, and an online shopping mall (Kun Zhi Jian). The customer service center provides healthy diet and nutritional suggestions to our customers based on their health profile and a tongue examination that utilizes health care expertise and technology from local health care service providers performed at our customer service center. The shopping mall offers a variety of products ranging from health foods to small kitchen appliances.

For more information, visit the Company’s website, www.kp-china.com. Any material contained in or derived from the Company’s website or any other website is not part of this press release.

Forward-Looking Statements

Certain statements contained in this press release, including, without limitation, statements containing the words “believes,’’ “anticipates,” “expects,” and words of similar import constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve both known and unknown risks and uncertainties. The Company’s actual results may differ materially from those anticipated in its forward-looking statements as a result of a number of factors, including those known and unknown risks, uncertainties, and other factors which may cause our actual results, performance, or achievements to be materially different from any historical results and projected results, performances, or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, the following factors: (i) the size and diversity of our member and paying subscriber bases; (ii) the timing and market acceptance of our apps, including developments and enhancements to those apps and features; (iii) customer service and support efforts; (iv) selling and marketing efforts; and (v) our brand strength in the marketplace relative to the strength of our competitors’ brands. These risks also include the risks contained under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Form 10-K for the year ended September 30, 2025, its Forms 10-Q, and its other filings with the Securities and Exchange Commission. Except as required by applicable law, we undertake no obligation to revise or update any forward-looking statements to reflect any event or circumstance that may arise after the date hereof.

For media enquiries, please contact:

Contact person: Lili Zhang

Email address: shangshi@kp-china.com

Phone number: +86-10-87227012.

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